EXHIBIT 99.5

CONTENTS

Financial Statements
Balance Sheets	1
Statement of Operations	2
Statement of Cash Flows	3
Notes to Financial Statements	4 - 5

HILLANDALE, LLC
Balance Sheet (Unaudited)

ASSETS	September 24, 2005
Current assets
Cash and cash equivalents	$1,892,347
Trade and other receivables	4,655,263
Receivables from related parties	5,062,230
Inventories	11,440,976
Prepaid expenses and other current assets	580,840
Due from affiliates	453,626

Total current assets	24,085,282
Other assets:
Notes receivable and investments	1,147,039
Other assets	1,088,006

2,235,045
Property, plant and equipment, net	23,112,106

25,347,151

Total assets	$49,432,433

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,608,849
Accounts payable - related parties	1,470,241
Notes payable	8,010,000
Current maturities of long-term debt	2,803,869

Total current liabilities	15,892,959
Long-term debt, less current maturities	10,989,666
Members’ equity	22,549,808

Total liabilities and members’ equity	$49,432,433

See accompanying notes.

HILLANDALE, LLC
Statement of Operations (Unaudited)
For the eight week period ended September 24, 2005

Eight week period ended September 24, 2005
Net sales	$19,080,972
Cost of sales	15,670,502

Gross profit	3,410,470
Selling, general and administrative	4,623,210

Operating loss	(1,212,740)
Interest expense	141,793
Other income, net	19,332

Net loss	$(1,335,201)

See accompanying notes.

HILLANDALE, LLC
Statement of Cash Flows (Unaudited)
For the eight week period ended September 24, 2005

Eight week period ended September 24, 2005
Cash flows from operating activities
Net loss	$(1,335,201)
Adjustments to reconcile net income
to net cash provided by operating activities
Depreciation	637,237
Changes in operating assets and liabilities
Trade and other receivables	(2,525,321)
Inventories	(110,802)
Prepaid expenses and other assets	(32,494)
Accounts payable and accrued expenses	1,885,148

Net cash used for operating activities	(1,481,433)
Cash flows from investing activities
Purchases of property, plant and equipment	(103,805)
Net payments received on notes receivable	3,468
Net payments to affiliates	(453,626)

Net cash used in investing activities	(553,963)
Cash flows from financing activities
Long-term borrowings	2,000,000
Principal payments on long-term debt	(1,990,567)

Net cash provided by financing activities	9,433

Net decrease in cash and cash equivalents	(2,025,963)
Cash and cash equivalents at beginning of period	3,918,310

Cash and cash equivalents at end of period	$1,892,347

See accompanying notes.

HILLANDALE, LLC
As of and for the eight week period ended September 24, 2005

NOTES TO FINANCIAL STATEMENTS

Basis of Presentation

Hillandale, LLC (the “Company”) was formed in July, 2005 as a limited liability company. Effective July 28, 2005, Hillandale Farms, Inc. and Hillandale Farms of Fla. Inc. contributed substantially all of their assets, liabilities, and business to the Company in exchange for Membership Units in the Company. The contributions have been accounted for in the accompanying financial statements on the historical basis of the assets and liabilities contributed. The carrying value of the net assets contributed were as follows as of July 28, 2005:

Current assets	$22,960,101
Property, plant and equipment, net	23,645,462
Other non-current assets	2,267,414
Total assets contributed	48,872,977

Less: Total liabilities assumed	(24,988,044)

Net assets contributed	$23,884,933

The amounts set forth in the preceding financial statements of the Company are unaudited as of and for the period ended September 24, 2005, however, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the period presented. Such results are not necessarily indicative of results for the full year. The unaudited financial statements have been prepared in accordance with generally accepted accounting principles for the interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

Related-Party Transactions

Hillandale Farms, LLC

The Company sold $606,258 in feed to Hillandale Farms, LLC during the eight weeks ended September 24, 2005. Hillandale, LLC owned 50% of Hillandale Farms, LLC as of September 24, 2005. On October 5, 2005, Hillandale, LLC purchased the remaining 50% interest in Hillandale Farms, LLC for $1.0 million.

The Company has a receivable recorded as of September 24, 2005 relating to funds provided to Hillandale Farms, LLC to fund a portion of Hillandale Farms, LLC’s operations. As of September 24, 2005, the receivable balance was $2,894,081.

The Company purchased $846,678 in eggs from Hillandale Farms, LLC during the eight weeks ended September 24, 2005. Included in accounts payable — related parties as of September 24, 2005 is a payable of $187,168 relating to egg purchases from Hillandale Farms, LLC.

American Egg Products

The Company has a 27.5% equity ownership in American Egg Products. During the eight weeks ended September 24, 2005 the Company sold $8,597 in breeder eggs to American Egg Products. Included in receivables from related parties as of September 24, 2005 is a receivable from American Egg Products for breeder egg purchases of $101,481.

Cal-Maine Foods, Inc.

The Company sold $802,971 in shell eggs to Cal-Maine Foods-Inc. during the eight week period ended September 24, 2005. Included in receivables from related parties as of September 24, 2005 is a receivable from Cal-Maine Foods, Inc. for egg purchases of $344,514.

Columbia Grain & Ingredients, Inc.

Certain of the feed ingredients purchased by the Company was purchased from Columbia Grain & Ingredients, Inc. Columbia Grain & Ingredients, Inc. is owned by shareholders of Hillandale, LLC. The Company purchased $3,436,067 in feed from Columbia Grain & Ingredients, Inc. during the eight week period ended September 24, 2005. Included in accounts payable – related parties as of September 24, 2005 is a payable to Columbia Grain & Ingredients for ingredient purchases of $1,283,073.

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